UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2023

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302.734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Bylaws.

On May 3, 2023, the Board of Directors (“Board”) of Chesapeake Utilities Corporation (the “Company”) approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”) effective as of the same date. The material amendments to the Bylaws provide for the following:

(a) Amendments to Sections 2.1, and 2.2 to incorporate provisions of amended Section 211 of the Delaware General Corporation Law (the “DGCL”) related to virtual stockholder meetings and means of remote communication;

(b) Amendments to Section 2.3 to clarify the requirements for matters to be properly brought before an annual meeting of stockholders, including adjusting the dates on which proposals of business must be received by the Company in order to be considered timely, detailing the proper form of such notice, and requiring a stockholder who gave notice of any proposal to update and supplement such notice, if necessary, to ensure the information required by the advance notice bylaws remains accurate. To be timely, a stockholder’s notice must be received at the Company’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date in which case notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the later of (i) the close of business on the 90th day prior to the date of such annual meeting and (ii) the close of business on the 10th day following the date on which the public announcement of the date of the annual meeting is first made by the Company;

(c) An amendment to Section 2.7 to provide that, in the Chair’s absence, the Lead Director, or any person appointed by the Board (in that order), shall act as chair and preside over stockholder meetings;

(d) Amendments to Section 3.2 to provide for the appointment of and the duties of the Chair of the Board and Lead Director as determined by the Board;

(e) Amendments to Section 3.3 to enhance the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and, upon the request of the Company, to deliver reasonable evidence of such compliance no later than five business days prior to the date of the applicable meeting of stockholders. Stockholders must give timely notice of any nomination to the Secretary, which must be received, (i) in the case of an annual meeting of stockholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th prior to the first anniversary of the preceding year’s annual meeting of stockholders unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the later of (x) the close of business on the 90th day prior to the date of such meeting and (y) the close of business on the 10th day following the date on which public announcement of the date of the annual meeting is first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the date on which public announcement of the date of the special meeting at which directors are to be elected is first made by the Company;

(f) Amendments to Section 4.1 to permit notices to stockholders by electronic transmission or any other manner as may be permitted under the DGCL and to allow for householding of stockholder notices; and

(g) A number of other clarifying, conforming, and immaterial amendments.

The foregoing description of the amendments included in the Bylaws is a summary in nature and is qualified in its entirety by reference to the full and complete version of the Bylaws, a copy of which is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 3.1 - Amended and Restated Bylaws, dated May 3, 2023.

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws, dated May 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

May 3, 2023	By:	/s/ Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President and Chief Financial Officer